INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 33-31765, 33-64248, 33-35592, 33-61429, 33-32857, 333-40363, 333-51585,
333-81351 and 333-89280 of The Pep Boys - Manny, Moe & Jack and subsidiaries on Form S-8 of our report dated March 21, 2002 (July 31, 2002 as to Note 12), appearing in this Current Report on Form 8-K dated August 16, 2002.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
August 16, 2002